UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 5, 2011, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with David Makula and Oak Street Capital Management, LLC (“Oak Street”) on behalf of themselves and certain of their respective affiliated funds, persons and entities (collectively, the “Investor Group”).  On April 5, 2011, the Company issued a press release announcing that it had entered into the Agreement.

The Agreement provides that, among other things, the Company’s Board of Directors (the “Board”) will increase the size of the Board from ten to eleven members, appoint Mr. Makula to the Board as a Class I director to serve until the Company’s 2012 annual stockholders meeting, and appoint Mr. Makula to the Audit Committee of the Board.  If Mr. Makula becomes unable to serve as a director of the Company due to injury, illness, death or other similar circumstance on or before December 31, 2011, or if Mr. Makula leaves the Board after December 31, 2011 for any reason prior to the end of his then-current term, Oak Street is entitled to recommend to the Board one or more replacement directors.  The Board may withhold approval of any replacement director recommended by Oak Street, which approval can not be unreasonably withheld. The Agreement also provides that, among other things, the members of the Investor Group will abide by certain support, standstill, and, together with the Company, nondisparagement obligations, through the date immediately following the day on which the 2012 annual stockholders meeting is held or, if later, such date that is five months following the latest date on which either Mr. Makula or his replacement ceases to be a director of the Company.

In connection with the Agreement, Oak Street withdrew its nomination letter, dated March 10, 2011, stating its intention to nominate two directors to the Board.

The description of the Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.  The press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, the Company appointed David Makula to the Board, increasing the size of the Board from ten to eleven members.  Mr. Makula will serve as a Class I director until the 2012 annual meeting of stockholders, the meeting at which Class I directors are considered for reelection.  The Board also appointed Mr. Makula to serve on the Audit Committee of the Board.  Neither Mr. Makula nor any person related to Mr. Makula has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.  Mr. Makula will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies.  The information set forth under Item 1.01 of this Form 8-K, as well as the press release attached to this report as Exhibit 99.1, are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement by and between Red Robin Gourmet Burgers, Inc., David Makula, and Oak Street Capital Management, LLC dated as of April 5, 2011.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Annita M. Menogan, Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and between Red Robin Gourmet Burgers, Inc., David Makula, and Oak Street Capital Management, LLC dated as of April 5, 2011.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 5, 2011.